UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2021
URBAN ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(301) 429-3200
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Capital Market
Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Director Appointment
On January 4, 2021, the board of directors of the Urban One, Inc. (the “Company”) appointed B. Doyle Mitchell, Jr. to the Board. Mr. Mitchell will serve as a Class B Director until the Company’s 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective immediately.
Mr. Mitchell, age 57, is President and CEO of Industrial Bank, N.A., headquartered in Washington, DC.  He was elected to the board of directors of Industrial Bank, N.A. in 1990 and has been President since 1993.  Mr. Mitchell previously served on Urban One’s Board from 2008 to 2011 and he currently serves on several boards including the board of the National Bankers Association, which represents the nation’s minority banks.  Mr. Mitchell served two consecutive terms as Chairman of the NBA board and continues to serve as Treasurer. Mr. Mitchell also serves on the Independent Community Bankers of America Legislative Issues Committee and he is a former member of the ICBA Safety and Soundness Committee.
There are no arrangements or understandings between Mr. Mitchell and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Mitchell and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 8.01.  Other Events
Notes Offering
Urban One, Inc. (“Urban One” or the “Company”) today announced that it has launched an offering of $825 million in aggregate principal amount of senior secured notes due 2028 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Notes will be general senior secured obligations of the Company and will be guaranteed on a senior secured basis by certain of the Company’s direct and indirect restricted subsidiaries. The Company intends to use the net proceeds from the offering, together with cash on hand, to repay or redeem (1) the loans outstanding under that certain Credit Agreement, dated as of April 18, 2017, by and among the Company, various lenders party thereto, Guggenheim Securities Credit Partners, LLC, as administrative agent, and The Bank of New York Mellon, as collateral agent, (2) the Company’s 8.750% Senior Secured Notes due December 2022, (3) the Company’s 7.375% Senior Secured Notes due 2022, (4) loans outstanding under that certain Credit Agreement, dated as of December 4, 2018, by and among the Company, the various lenders party thereto, Wilmington Trust, National Association, as administrative agent and TCG Senior Funding L.L.C., as sole lead arranger and bookrunner, and (5) the loans outstanding under that certain Credit Agreement, dated as of December 4, 2018, by and among Urban One Entertainment SPV, LLC, Radio One Entertainment Holdings, LLC, the various lenders party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent, and TCG Senior Funding L.L.C., as sole lead arranger and bookrunner, and to pay the premium, fees and expenses related thereto.  Upon completion of the offering these credit facilities will be terminated and the indentures governing the 7.375% Senior Secured Notes due 2022 and the 8.750% Senior Secured Notes due December 2022 will be satisfied and discharged.
The notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act.
A copy of the press release announcing the senior secured notes offering is filed hereto as Exhibit 99.1 and is incorporated herein by reference.
The Notes and related guarantees will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Preliminary Estimated Unaudited Results for Three Months and Year Ended December 31, 2020

Our preliminary estimated unaudited financial results for the three months and year ended December 31, 2020 are set forth below. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update this information. Our estimates contained in this offering memorandum may differ from actual results. This data has been prepared by, and is the responsibility of, management. Our independent registered public accounting firm, BDO USA, LLP, has not audited, reviewed, compiled or performed any procedures, and does not express an opinion or any other form of assurance with respect to this data. Actual results remain subject to the completion of management’s and the Audit Committee’s final review, as well as the year-end audit by our independent registered public accounting firm. During the course of the preparation of the financial statements and related notes and our year-end audit, additional items that would require material adjustments to the preliminary financial information presented below may be identified. The estimates set forth below were prepared by our management and are based upon a number of assumptions. This summary is not a comprehensive statement of our financial results for this period and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized. See “Cautionary Note Regarding Forward-Looking Statements.”

These estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates for the three months and year ended December 31, 2020 are not necessarily indicative of the results to be achieved in any future period. Our consolidated financial statements and related notes as of and for the year ended December 31, 2020 are not expected to be filed with the SEC until after this offering is completed.

For the three months ended December 31, 2020, we expect Consolidated Net Revenues to be between $110.0 million and $114.0 million, an increase of 3.9% to 7.7% compared to $105.9 million for the three months ended December 31, 2019. For the three months ended December 31, 2020, Consolidated Adjusted EBITDA is expected to be between $41.0 million and $43.0 million, an increase of 49.0% to 56.2% compared to $27.5 million for the three months ended December 31, 2019. For the year ended December 31, 2020, we expect Consolidated Net Revenues to be between $373.0 million and $377.0 million, a decrease of 14.6% to 13.7% compared to $436.9 million for the year ended December 31, 2019. For the year ended December 31, 2020, we expect Consolidated Adjusted EBITDA to be between $137.0 million and $139.0 million, an increase of 2.6% to 4.1% compared to $133.5 million for the year ended December 31, 2019.

We expect our radio segment revenue for the three months ended December 31, 2020 to be down a low single-digits percentage compared to the three months ended December 31, 2019, an improvement from the declines of 58.4% and 31.9%, for the periods ended June 30, 2020 and September 30, 2020, respectively.  Excluding political revenue, gross radio pacings for the month of December 2020 were down a low-teens percentage compared to the month of December 2019, which continues our sequential core radio improvement. Our digital segment also contributed to our better-than-expected results for the year ended December 31, 2020 and is estimated to post its highest annual Adjusted EBITDA since its inception, of at least $4.0 million.  Consolidated cash for the year ended December 31, 2020 is expected to be between $70.0 million and $73.0 million and total gross debt for the year ended December 31, 2020 is expected to be $855.2 million.

 At this time, we are unable to provide a reconciliation for our Consolidated Adjusted EBITDA to Net income (loss) attributable to common stockholders (the most comparable GAAP measure) because a number of the underlying amounts cannot be determined.  In particular, we have not yet finalized our annual impairment analysis with respect to our intangible assets, which could result in changes to the amount of impairment of long-lived assets (which is added back in the calculation of Adjusted EBITDA).

Assuming Consolidated Adjusted EBITDA of $138.0 million (the midpoint of the range provided above), on a pro forma basis giving effect to the Refinancing Transactions, our total leverage ratio and net leverage ratio would have been 6.0x and 5.7x respectively.

As of December 22, 2020, we have repaid all of the amounts currently outstanding under that certain Credit Agreement, dated as of April 21, 2016, by and among the Company, the various lenders party thereto from time to time and Wells Fargo, National Association, as administrative agent (the “ABL Facility”).

We have sufficient liquidity with between approximately $70 million and $73 million of cash expected as of December 31, 2020 and borrowing capacity of $37.5 million under our ABL Facility.

In connection with the Refinancing Transactions, we are asking that the lenders to our ABL Facility consent to the terms of the ABL Intercreditor Agreement and the issuance of the Notes, however to the extent the ABL Facility lenders do not consent and we cannot otherwise find a replacement for the ABL Facility, we expect to terminate the ABL Facility in connection with the offering of the Notes.  Upon such termination we would not have an immediate ability to access revolving credit.  If we terminate the ABL Facility,  concurrently with this offering we, together with certain of our subsidiaries, may enter into a new senior secured asset-based revolving credit facility, providing for borrowings of up to a yet to be determined amount subject to compliance with a “borrowing base” (any such asset-based revolving credit facility, a “New ABL Facility”). There can be no assurance that we will be able to negotiate a definitive agreement for any New ABL Facility and satisfy all of the closing conditions or that we will be able to close a New ABL Facility on commercially reasonable terms or at all. We intend to use any New ABL Facility to finance our and our subsidiaries’ working capital needs and other general corporate purposes.  The completion of this offering of the Notes is not conditioned on our entering into a New ABL Facility.  If we do not have access to an asset-based revolving credit facility, it may have a material adverse effect on our ability to manage our working capital, financial condition and operating results. See “Risk Factors—Our sources of liquidity may be limited.”

We have provided a range for our financial data described above because our financial closing procedures for our fiscal quarter and our fiscal year ended December 31, 2020 are not yet complete. We currently expect that our final results will be within the ranges described above. However, the estimates described above are preliminary and represent the most current information available to management. Therefore, it is possible that our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time our financial results for our fiscal year 2020 are finalized. For example, we have not completed our annual impairment analysis with respect to our intangible assets.

We expect to complete our financial closing procedures for our fiscal quarter and our fiscal year ended December 31, 2020 over the next several weeks. Accordingly, you should not place undue reliance on these estimates. The preliminary financial data for our fiscal quarter and fiscal year ended December 31, 2020 included in this offering memorandum has been prepared by, and is the responsibility of, our management and has not been reviewed or audited or subject to any other procedures by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this preliminary financial data.
A copy of the press release related to the preliminary results is filed hereto as Exhibit 99.2 and is incorporated by reference.

Forward- Looking Statements

Forward-looking statements in this Form 8-K regarding the Exchange Offer and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the extent of the impact of the COVID-19 global pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including changes in unemployment rate; the impact of political protests and curfews imposed by state and local governments; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports).

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release Announcing Launch of $825 Million Senior Secured Notes Offering by Urban One, Inc., dated January 7, 2021.
99.2	Press Release, Urban One, Inc. Reports Preliminary Estimated Fourth Quarter 2020 Results

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN ONE, INC.

Date: January 7, 2020              /s/ Peter D. Thompson
Peter D. Thompson
Chief Financial Officer and Principal Accounting